MFS Investment Management
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                    MFS Investment Management Code of Ethics

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Owner(s):                         Effective Date:
MFS Chief Compliance Officer      Replaces Policy Version Dated: January 1, 2005
MFS Conflicts Officer
Contact Persons:                  Policy Committee Approval: March 2, 2006
codeofethics@mfs.com
Thomas Ryan, ext. 55186           Board Approval: [April 2006]
Yasmin Motivala, ext. 55080
Jennifer Estey, ext. 54477
Teri Anderholm, ext 55930

Applicability:
All MFS employees
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At  the  direction  of  the  MFS  Code  of  Ethics   Oversight   Committee  (the
"Committee"), the above listed personnel and the MFS Investment Management Compliance Department in general, are responsible for implementing, monitoring, amending and interpreting this Code of Ethics.




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                                Table of Contents

Overview and Scope.............................................................4

Scope and Statement of General Fiduciary Principles............................6

Definitions....................................................................7

Procedural Requirements of the Code Applicable to All MFS Employees (Non-Access
Persons, Access Persons and Investment Personnel).............................10

      Compliance with Applicable Federal Securities Laws......................10

      Reporting Violations....................................................10

      Certification of Receipt and Compliance.................................10

      Use of Preferred Brokers................................................11

      Reportable Funds Transactions and Holdings..............................11

      Disclosure of Employee Related Accounts and Holdings (for details on the specific reporting obligations, see Appendix B).........................11

      Transactions Reporting Requirements.....................................12

      Discretionary Authorization.............................................12

      Excessive Trading.......................................................13

      Use of MFS Proprietary Information......................................13

      Futures and Related Options on Covered Securities.......................13

      Initial Public Offerings................................................13

Trading Provisions, Restrictions and Prohibitions Applicable to All Access Persons and Investment Personnel (collectively, "Access Persons" unless otherwise noted)..............................................................14

      Pre-clearance...........................................................14

      Private Placements......................................................15

      Initial Public Offerings................................................16

      Restricted Securities...................................................16

      Short-Term Trading......................................................16

      Service as a Director...................................................17

Trading Requirements Applicable to Portfolio Managers.........................18

      Portfolio Managers Trading in Reportable Funds..........................18

      Portfolio Managers Trading Individual Securities........................18


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Administration and Enforcement of the Code of Ethics..........................19

      Applicability of the Code of Ethics' Provisions.........................19

      Review of Reports.......................................................19

      Appeal of Sanction(s)...................................................19

      Amendments and Committee Procedures.....................................19

Beneficial Ownership..................................................Appendix A

Reporting Obligations.................................................Appendix B

Specific Country Requirements..........................................Exhibit A

Access Categorization of MFS Business Units............................Exhibit B

Security Types and Pre-Clearance and Reporting Requirements............Exhibit C

Private Placement Approval Request.....................................Exhibit D

Initial Public Offering Approval Request...............................Exhibit E


The following related policies can be viewed by clicking on the links. They are also available on the Compliance Department's intranet site unless otherwise noted.

Note: The related policies and information are subject to change from time to time.

     MFS Inside Information Policy

     MFS Code of Business Conduct

     The Code of Ethics for Personal Trading and Conduct for Non-Management Directors

     The Code of Ethics for the Independent Trustees, Independent Advisory Trustees, and Non-Management Interested Trustees of the MFS Funds and Compass Funds

     MFS Policy of Handling Complaints

     MFS-SLF Ethical Wall Policy

     Current list of MFS' direct and indirect subsidiaries (located on the Legal Department intranet site)

     Current list of funds for which MFS acts as adviser, sub-adviser or principal underwriter ("Reportable Funds")

     Current list of preferred broker dealers

     Overview and Scope

     MFS' Code of Ethics (the "Code") applies to Massachusetts Financial Services Company as well as all of its direct and indirect subsidiaries (collectively, "MFS") and is designed to comply with applicable federal securities laws. The MFS Compliance Department, under the direction of MFS' Chief Compliance Officer, administers this policy.

     The provisions of this Code apply to all of MFS' employees wherever located. and other persons as designated by the Code of Ethics Oversight Committee (the "Committee"), as detailed on page 6 in Part II of the Definitions section of the Code. In certain non-U.S. countries, local laws or customs may impose requirements in addition to the Code. MFS Employees residing in a country identified in Exhibit A are subject to the applicable requirements set forth in Exhibit A, as updated from time to time. The Code complements MFS' Code of Business Conduct. (See the Table of Contents for a link to this policy and other related policies). As an Employee of MFS, you must follow MFS' Code of Business Conduct, and any other firm-wide or department specific policies and procedures.

     This Code does not apply to directors of MFS who are not also MFS Employees ("MFS Non-Management Directors") or Trustees/Managers of MFS' sponsored SEC registered funds who are not also Employees of MFS ("Fund Non-Management Trustees"). MFS Non-Management Directors and Fund Non-Management Trustees are subject to the Code of Ethics for Personal Trading and Conduct for Non-Management Directors and the Code of Ethics for the Independent Trustees, Independent Advisory Trustees, and Non-Management Interested Trustees of the MFS Funds and Compass Funds, respectively (see the Table of Contents for links to these policies). MFS Employees must be familiar, and to the extent possible, comply with the Role Limitations and Information Barrier Procedures of these separate codes of ethics. In addition, MFS Employees must understand the MFS-SLF Ethical Wall Policy (see the Table of Contents for a link to this policy).

     The Code is structured as follows:

     o Section I identifies the general purpose of the policy.

     o Section II defines Employee classifications, Employee Related Accounts, Covered Securities and other defined terms used in the Code.

     o Section III details the procedural requirements of the Code which are applicable to all MFS Employees.

     o Section IV identifies the trading provisions and restrictions of the Code which are applicable to Access Persons and Investment Personnel (as defined in Section II).

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     o Section V details specific trading  prohibitions  applicable to Portfolio
     Managers and Research Analysts (as defined in Section II).

     o Section VI outlines the administration of the Code, including the imposition and administration of sanctions.

     o Appendix A provides additional guidance and examples of beneficial ownership.

     o Appendix B details the specific reporting obligations for Employees.


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I.   Scope and Statement of General Fiduciary Principles

     Employees of MFS have an obligation to conduct themselves in accordance with the following principles:

          o You have a fiduciary duty at all times to avoid placing your personal interests ahead of the interests of MFS' clients;

          o You have a duty to attempt to avoid actual and potential conflicts of interests between personal activities and MFS' clients activities; and

          o  You  must  not  take   advantage   of  your   position  at  MFS  to
          misappropriate investment opportunities from MFS' clients.

     As such, your personal financial transactions and related activities, along with those of your family members (and others in a similar relationship to you) must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest(s) with clients or abuse of your position of trust and responsibility.

     MFS considers personal trading to be a privilege, not a right. When making personal investment decisions, you must exercise extreme care to ensure that the prohibitions of this Code are not violated. Furthermore, you should conduct your personal investing in such a manner that will eliminate the possibility that your time and attention are devoted to your personal investments at the expense of time and attention that should be devoted to your duties at MFS.

     In connection with general conduct and personal trading activities, Employees must refrain from any acts with respect to MFS' clients, which would be in conflict with MFS' clients or cause a violation of applicable securities laws, such as:

          o Employing any device, scheme or artifice to defraud;

          o Making any untrue statement of a material fact to a client, or omitting to state a material fact to a client necessary in order to make the statement not misleading;

          o Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit; or

          o Engaging in any manipulative practice.

     It is not possible for this policy to address every situation involving MFS Employees' personal trading. The Committee is charged with oversight and interpretation of the Code in a manner considered fair and equitable, in all cases with the view of placing MFS' clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of the Code will not automatically insulate you from scrutiny of, or sanctions for, securities transactions which abuse your fiduciary duty to any client of MFS.

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II.  Definitions

     The definitions are designed to help you understand the application of the Code to MFS employees, and in particular, your situation. These definitions are an integral part of the Code and a proper understanding of them is necessary to comply with the Code. Please contact the Compliance Department if you have any questions. The specific requirements of the Code begin on page 10. Please refer back to these definitions as you read the Code.

     A. Categories of Personnel

          1. Investment Personnel means and includes:

               a)  Employees  in  the  Equity  and  Fixed  Income   Departments,
               including portfolio managers, research analysts, support staff, etc.;

               b) Other persons designated as Investment Personnel by MFS' Chief Compliance Officer ("CCO"), MFS' Conflicts Officer ("Conflicts Officer") or their designee(s), or the Code of Ethics Oversight Committee ("Committee").

          2. Portfolio Managers are employees who are primarily responsible for the day-to-day management of a portfolio. Research Analysts (defined below) are deemed to be Portfolio Managers with respect to portfolio securities within the industry they cover in relation to any portfolio managed collectively by a committee of Research Analysts (e.g., MFS Research Fund).

          3. Research Analysts are employees whose assigned duties solely are to
          make  investment   recommendations  to  or  for  the  benefit  of  any
          portfolio.

          4. Access Persons are those Employees, who, (i) in the ordinary course of their regular duties, make, participate in or obtain information regarding the purchase or sale of securities by any MFS client; (ii) have access to nonpublic information regarding any MFS client's purchase or sale of securities; (iii) have access to nonpublic information regarding the portfolio holdings of any MFS client; or
          (iv) have involvement in making securities recommendations to any MFS client or have access to such recommendations that are nonpublic. All Investment Personnel (including Portfolio Manager and Research Analysts) are also Access Persons. Please see Exhibit B for the Access Person designations of MFS' business unit personnel.

          5. Non-Access Persons are MFS Employees who are not categorized as Access Persons or Investment Personnel.

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          6. MFS Employees or Employee are all officers, directors (who are also
          MFS Employees) and Employees of MFS.

          7. NASD Affiliated Person is an Employee who is also associated with an NASD-member firm, or licensed by the NASD.

          8. Covered Person means a person subject to the provisions of this Code. This includes MFS Employees and their related persons, such as spouses and minor children, as well as other persons designated by the CCO or Conflicts Officer, or their designee(s), or the Committee (who shall be treated as MFS Employees, Access Persons, Non-Access Persons, Portfolio Managers or Research Analysts, as designated by the CCO or Conflicts Officer, or their designees(s), or the Committee). Such persons may include fund officers, consultants, contractors and employees of Sun Life Financial, Inc. providing services to MFS.

B. Accounts are all brokerage accounts and Reportable Fund accounts.

C. Employee Related Account of any person related to this Code includes but is not limited to:

     1. The Employee's own Accounts and Accounts "beneficially owned" by the Employee as described below;

     2. The Employee's spouse/domestic partner's Accounts and the Accounts of minor children and other relatives in the Employee's household;

     3. Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in their household have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and

     4. Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner or other relatives in the Employee's household exercises investment discretion or direct or indirect influence or control.

     See Appendix A for a more detailed discussion of beneficial ownership. For additional guidance in determining beneficial ownership, contact the Compliance Department.

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Any person subject to this Code is responsible  for compliance  with these rules with respect to any Employee Related Account, as applicable.
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D. Automatic Investment Plan means a program in which regular periodic purchases
(or  withdrawals) are made  automatically  in (or from)  investment  accounts in

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accordance  with a  predetermined  schedule  and  allocation.  This  includes  a dividend reinvestment plan and payroll and MFS contributions to the MFS retirement plans.

E. CCO means MFS' Chief Compliance Officer.

F. Committee means the Code of Ethics Oversight Committee.

G. Conflicts Officer means MFS' Conflicts Officer.

H.  Covered  Securities  are  generally  all  securities.   See  Exhibit  C  for
application of the Code to the various security types and for a list of securities which are not Covered Securities.

I. IPO means an initial public offering of equity securities registered with the
U.S.  Securities  and  Exchange  Commission  or  foreign  financial   regulatory
authority.

J. Private Placement means a securities offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions (if you are unsure whether the securities are issued in a private placement, you must consult with the Compliance Department).

K. Reportable Fund means any fund for which MFS acts as investment adviser, sub-adviser or principal underwriter. Such funds include MFS' retail funds, MFS Variable Insurance Trust, MFS Institutional Trust, MFS/Sun Life Series Trust, Compass Variable Accounts, and funds for which MFS serves as sub-adviser, as well as MFS offshore funds (e.g., MFS Meridien Funds). See the Table of Contents for a link to the list of Reportable Funds.


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III. Procedural  Requirements  of  the  Code  Applicable  to All  MFS  Employees
     (Non-Access Persons, Access Persons and Investment Personnel)

     A.   Compliance with Applicable Federal Securities Laws.

          MFS is subject to extensive regulation. As an MFS Employee, you must comply not only with all applicable federal securities laws but all applicable firm-wide policies and procedures, including this Code, which may be, on occasion, more restrictive than applicable federal securities laws. MFS Employees resident outside the U.S. must also comply with local securities laws (see Exhibit A for specific country requirements). In addition, MFS Employees must be sensitive to the need to recognize any conflict, or the appearance of a conflict, of interest between personal activities and activities conducted for the benefit of MFS' clients, whether or not covered by the provisions of this policy.

     B.   Reporting Violations.

          MFS Employees are required to report any violation, whether their own or another individual's, of the Code, Inside Information Policy, or Code of Business Conduct, and any amendments thereto (collectively, the "Conduct Policies"). Reports of violations other than your own may be made anonymously and confidentially to the MFS Corporate Ombudsman, as provided for in the MFS Policy of Handling Complaints (see the Table of Contents for a link to this policy). Alternatively, you may contact the CCO or the Conflicts Officer or their designee(s).

     C.   Certification of Receipt and Compliance.

          1. Initial Certification (New Employee)

               Each new MFS Employee will be given copies of the Conduct Policies. Within 10 calendar days of commencement of employment, each new Employee must certify that they have read and understand the provisions of the Conduct Policies. This certification must be completed using the Code of Ethics system at https://mfs.ptaconnect.com. The Code of Ethics Oversight
               Committee (the "Committee") may, at its discretion, determine that this reporting requirement may be fulfilled instead using paper forms.

          2. Quarterly Certification of Compliance.

               On a quarterly basis, all Employees will be expected to certify that they: (i) have received copies of the then current Conduct Policies; (ii) have read and understand the Conduct Policies and recognize that they are subject to their requirements; and, (iii) have complied with all applicable requirements of the Conduct Policies. This certification shall apply to all Employee Related Accounts, and must be completed using the Code of Ethics system

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

               at   https://mfs.ptaconnect.com.   The  Committee   may,  at  its
               discretion, determine that this reporting requirement may be fulfilled instead using a paper form.

D.   Use of Preferred Brokers

     All Employees are strongly encouraged to maintain Employee Related Accounts at, and execute all transactions in Covered Securities through, one or more broker-dealers as determined by the Committee. (See the Table of Contents for a link to the list of preferred broker-dealers.) New Employees should initiate a transfer of Employee Related Accounts to one or more of the preferred brokers within 45 days of their hire date. Upon opening such an Account, Employees are required to disclose the Account to the Compliance Department. MFS Employees must also agree to allow the broker-dealer to provide the Compliance Department with electronic reports of Employee
     Related Accounts and transactions executed therein and to allow the Compliance Department to access all Account information.

     Employees are required to receive approval from the Committee to maintain an Employee Related Account with broker-dealers other than those on the preferred list. Permission to open or maintain an Employee Related Account with a broker-dealer other than those on the list of approved brokers will not be granted or may be revoked if transactions are not reported as described below in Transactions Reporting Requirements, Section III. G.

E.   Reportable Funds Transactions and Holdings

     MFS Employees are subject to the same policies against excessive trading that apply for all shareholders in Reportable Funds. These policies, as described in the Reportable Funds' prospectuses, are subject to change.

     In addition, Employees are required to purchase and maintain investments in Reportable Funds sponsored by MFS through MFS, or another entity designated by MFS for Reportable Funds not available for sale in the U.S. Transactions and holdings in sub-advised Reportable Funds or Reportable Funds not available for sale in the U.S. must be reported as described below. (See the Table of Contents for a link to the list of products sub-advised by MFS.)

F. Disclosure of Employee Related Accounts and Holdings (for details on the specific reporting obligations, see Appendix B)

     1. Initial Report

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     Each new Employee must disclose to the  Compliance  Department all Employee
     Related Accounts and all holdings in Covered Securities whether or not held in an Employee Related account within 10 calendar days of their hire. This
     report   must   be   made   using   the   Code   of   Ethics    system   at
     https://mfs.ptaconnect.com. The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted. Also, any Employee Related Accounts newly associated with an Employee, through marriage or any other life event, must be disclosed promptly, typically within 10 days of the event.

     2. Annual Update

     On an annual basis, all Employees will be required to make an annual update of their Employee Related Accounts and all holdings in Covered Securities, whether or not held in an Employee Related Account. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted.

G.   Transactions Reporting Requirements

     Each Employee must either report and/or verify all transactions in Covered Securities. Reports must show any purchases or sales for all Covered Securities whether or not executed in an Employee Related Account. Reports must show any purchases or sales for all Covered Securities. Employees must submit a quarterly report within 30 days of calendar quarter end even if they had no transactions in Covered Securities within the quarter. Reports must be submitted using the Code of Ethics system at https://mfs.ptaconnect.com. The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form. For purposes of this report, transactions in Covered Securities that are effected in Automatic Investment Plans need not be reported.

H.   Discretionary Authorization

     Generally, Employees are prohibited from exercising discretion over accounts in which they have no beneficial interest. Under limited circumstances, and only with prior written approval from the Compliance Department, an Employee may be permitted to exercise such discretion. In addition, Employees must receive prior written approval from the Compliance Department before: (i) assuming power of attorney related to financial or investment matters for any person or entity; or (ii) accepting a position on an investment committee for any entity. Further, Employees must notify the Compliance Department upon becoming an executor or trustee of an estate.

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I.   Excessive Trading

     Excessive or inappropriate trading that interferes with job performance or compromises the duty that MFS owes to its clients will not be permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Compliance Department and reported to senior management for review. A pattern of excessive trading may lead to disciplinary action under the Code.

J.   Use of MFS Proprietary Information

     MFS' investment recommendations and other proprietary information are for the exclusive use of our clients. Employees should not use MFS' proprietary information for personal benefit. Any pattern of personal trading suggesting use of MFS' proprietary information will be investigated by the Compliance Department. Any misuse or distribution in contravention of MFS policies of MFS' investment recommendations is prohibited.

K.   Futures and Related Options on Covered Securities

     Employees are prohibited from using futures or related options on a Covered Security to evade the restrictions of this Code. Employees may not use futures or related options transactions with respect to a Covered Security if the Code would prohibit taking the same position directly in the Covered Security.

L.   Initial Public Offerings

     Employees who are also NASD Affiliated Persons are prohibited from purchasing equity securities in an IPO.

M.   Investment Clubs and Investment Contests

     MFS generally prohibits Employees from direct or indirect participation in an investment club, or investment contest. These prohibitions extend to the direct or indirect acceptance of payment or offers of payments of compensation, gifts, prizes or winnings as a result of participation in such activities.

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IV.  Trading Provisions,  Restrictions and Prohibitions Applicable to All Access
     Persons and Investment Personnel (collectively, "Access Persons" unless otherwise noted)

     A. Pre-clearance

     Access Persons must pre-clear before effecting a personal transaction in any Covered Security, except for Reportable Funds. Note: All closed-end funds, including closed-end funds managed by MFS, must be pre-cleared.

     Generally, a pre-clearance request will not be approved if it would appear that the trade could have a material influence on the market for that security or would take advantage of, or hinder, trading by any client within a reasonable number of days. Additionally, any pre-clearance request may be evaluated to determine compliance with other provisions of the Code relevant to the trade or as market or other conditions warrant.

     To  avoid  inadvertent  violations,   good-till-cancelled  orders  are  not
     permitted.

     Pre-clearance requests will generally be limited to US trading hours with the exception of international employees where pre-clearance is permitted during a specific time-frame as determined by the Code of Ethics Oversight Committee.

          o Information regarding current pre-clearance hours is available on the Code of Ethics system https://mfs.ptaconnect.com.

     Pre-clearance approval is good for the same business day authorization is granted, with the exception of employees in Japan, Hong Kong, or Singapore
     (Asia).

          o In order to pre-clear, an Access Person must enter his/her trade request in to the Code of Ethics system https://mfs.ptaconnect.com on the day they intend to trade.

     By seeking pre-clearance, Access Persons will be deemed to be advising the Compliance Department that they (i) do not possess any material, nonpublic information relating to the security; (ii) are not using knowledge of any proposed trade or investment program relating to any client portfolio for personal benefit; (iii) believe the proposed trade is available to any similarly situated market participant on the same terms; and (iv) will provide any relevant information requested by the Compliance Department.

     Pre-clearance may be denied for any reason. An Access Person is not entitled to receive any explanation or reason if their pre-clearance request is denied.


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     Pre-clearance  is not required for the below list of  transactions.  Please see Exhibit C for whether these transactions need to be reported:

     o Purchases or sales that are not voluntary except for transactions executed as a result of a margin call or forced cover of a short position. These include, but are not limited to mandatory tenders (e.g., combination of companies as a result of a merger or acquisition), transactions executed by a broker to cover negative cash balance in an account, broker disposition of fractional shares and debt maturities. Voluntary tenders and other non-mandatory corporate actions should be pre-cleared, unless the timing of the action is outside the control of the Employee;

     o Purchases or sales which are part of an Automatic Investment Plan that has been disclosed to the Compliance Department in advance (provided that dividend reinvestment plans need not be disclosed to the Compliance Department in advance);

     o Transactions in securities not covered by this Code, or other security types for which pre-clearance is not required (see Exhibit C); and

     o Subject to prior approval from the Committee, , trades in an account where investment discretion is delegated to an independent third party.

B.   Private Placements

     Access Persons must obtain prior approval from the Compliance Department before participating in a Private Placement. The Compliance Department will consult with the Committee and other appropriate parties in evaluating the request. To request prior approval, Access Persons must provide the Compliance Department with a completed Private Placement Approval Request (see Exhibit D).

     If the request is approved, the Access Person must report the trade on the Quarterly Transaction Report and report the holding on the Annual Holdings Report (see Section III. F. and Section III. G.).

     If the Access Person is also a Portfolio Manager and has a material role in the subsequent consideration of securities of the issuer (or one that is affiliated) by any client portfolio after being permitted to make a Private Placement, the following steps must be taken:

     1. The Portfolio Manager must disclose the Private Placement interest to a member of MFS' Investment Management Committee.

     2. An independent review by the Compliance Department in conjunction with other appropriate parties must be obtained for any subsequent decision to buy any securities of the issuer (or one that is affiliated) for the Portfolio Manager's assigned client portfolio(s) before buying for the portfolio(s). The review must be performed by the Compliance Department in consultation with other appropriate parties.

C.   Initial Public Offerings

     Access Persons are generally prohibited from purchasing securities in either an IPO or a secondary offering. Under limited circumstances and only with prior approval from the Compliance Department, in consultation with the Committee and/or other appropriate parties, certain Access Persons may purchase equity securities in an IPO or a secondary offering, provided the Compliance Department and/or other appropriate parties determines such purchase does not create a reasonable prospect of a conflict of interest with any Portfolio. To request permission to purchase equity securities in an IPO or a secondary equity offering, the Access Person must provide the Compliance Department with a completed request form (see Exhibit E). To request permission to purchase new issues of fixed income securities, the Access Person must pre-clear the security using the Code of Ethics system at https://mfs.ptaconnect.com.

D.   Restricted Securities.

     Access Persons may not trade for their Employee Related Accounts securities of any issuer that may be on any complex-wide restriction list maintained by MFS from time to time.

E.   Short-Term Trading

     All Access Persons are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent Covered Security (including Reportable Funds) within 60 calendar days. Profits from such trades must be disgorged (surrendered) in a manner acceptable to MFS. Any disgorgement amount shall be calculated by the Compliance Department, the calculation of which shall be binding. Note that this provision is also applicable to Reportable Funds held in the MFS Retirement Savings Plan or Defined Contribution Plan, as well as all non-retirement plan Employee Related Accounts held through MFS or other entity designated by MFS. This provision does not apply to:

     o Transactions in Covered Securities, other than Reportable Funds, that are exempt from the pre-clearance requirements described above (see Exhibit C);

    o Transactions executed in Employee Related Accounts that, with prior approval from the Compliance Department, are exempt from pre-clearance;

     o Transactions in MFS' money market funds and other Reportable Funds with a stable net asset value; or

     o Transactions effected through an Automatic Investment Plan.

F.   Service as a Director

     Access Persons must obtain prior approval from the Compliance Department to serve on a board of directors or trustees of a publicly traded company or a privately held company that is reasonably likely to become publicly traded within one year from the date the Access Person joined the board. In the event an Access Person learns that a privately held company for which the Access Person serves as a director or trustee plans to make a public offering, the Access Person must promptly notify the Compliance Department. Access Persons serving as directors or trustees of publicly traded companies may be isolated from other MFS Employees through "information barriers" or other appropriate procedures.

     Access Persons who would like to serve on a board of directors or trustees of a non-profit organization must refer to the Code of Business Conduct for procedures to engage in the outside activity.

V.   Trading Requirements Applicable to Portfolio Managers

     A. Portfolio Managers Trading in Reportable Funds

          No Portfolio Manager shall buy and sell (or sell and buy) for his or her Employee Related Accounts within 14 calendar days shares of any Reportable Fund with respect to which he or she serves as a Portfolio Manager. For purposes of this prohibition, Research Analysts are considered to be Portfolio Managers in relation to the entire portfolio of any Reportable Fund managed collectively by a committee of Research Analysts (e.g., MFS Research Fund). This provision does not apply to transactions effected through an Automatic Investment Plan.

     B. Portfolio Managers Trading Individual Securities

          Portfolio Managers are prohibited from trading a security for their Employee Related Accounts for seven calendar days before or after a transaction in the same or equivalent security in a client portfolio for which he or she serves as Portfolio Manager. If a Portfolio Manager receives pre-clearance authorization to trade a security in his or her Employee Related Account, and subsequently determines that it is appropriate to trade the same or equivalent security in his or her client portfolio, the Portfolio Manager must contact the Compliance Department prior to executing any trades for his or her client portfolio.

VI.  Administration and Enforcement of the Code of Ethics

     A.   Applicability of the Code of Ethics' Provisions

          The Committee, or its designee(s), has the discretion to determine that the provisions of the Code of Ethics policy do not apply to a specific transaction or activity. The Committee will review applicable facts and circumstances of such situations, such as specific legal requirements, contractual obligations or financial hardship. Any Employee who would like such consideration must submit a request in writing to the Compliance Department.

     B.   Review of Reports

          The Compliance Department will regularly review and monitor the reports filed by Covered Persons. Employees and their supervisors may be notified of the Compliance Departments review.

     C.   Violations and Sanctions

          Any potential violation of the provisions of the Code or related policies will be investigated by the Compliance Department, or, if necessary, the Committee. If a determination is made that a violation has occurred, a sanction may be imposed. Sanctions may include, but are not limited to one or more of the following: a warning letter, fine, profit surrender, personal trading ban, termination of employment or referral to civil or criminal authorities. Material violations will be reported promptly to the respective boards of trustees/managers of the Reportable Funds or relevant committees of the boards.

     D.   Appeal of Sanction(s)

          Employees deemed to have violated the Code may appeal the determination by providing the Compliance Department with a written explanation within 30 days of being informed of the outcome. If appropriate, the Compliance Department will review the matter with the Committee. The Employee will be advised whether the sanction(s) will be imposed, modified or withdrawn. Such decisions on appeals are binding. The Employee may elect to be represented by counsel of his or her own choosing and expense.

     E.   Amendments and Committee Procedures

          The Committee will adopt procedures that will include periodic review of this Code and all appendices and exhibits to the Code. The Committee may, from time to time, amend the Code and any appendices and exhibits to the Code to reflect updated business practice. The Committee shall submit any such amendments to MFS' Internal Compliance

          Controls Committee. In addition, the Committee shall submit any material amendments to this Code to the respective boards of trustees/managers of the Reportable Funds, or their designees, for approval no later than 6 months after adoption of the material change.

                                                                      Appendix A

                              Beneficial Ownership


MFS' Code of Ethics (the "Code") states that the Code's provisions apply to accounts beneficially owned by the Employee, as well as accounts under direct or indirect influence or control of the Employee. Essentially, a person is considered to be a beneficial owner of accounts or securities when the person has or shares direct or indirect pecuniary interest in the accounts or securities. Pecuniary interest means that a person has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to:

     o Accounts and securities held by immediate family members sharing the same household; and

     o Securities held in trust (certain exceptions may apply).

In addition, an Employee may be considered a beneficial owner of an account or securities when the Employee can exercise direct or indirect investment control.

Practical Application

o If an adult child is living with his or her parents: If the child is living in the parents' house, but does not financially support the parent, the parents' accounts and securities are not beneficially owned by the child. If the child works for MFS and does not financially support the parents, accounts and securities owned by the parents are not subject to the Code. If, however, one or both parents work for MFS, and the child is supported by the parent(s), the child's accounts and securities are subject to the Code because the parent(s) is a beneficial owner of the child's accounts and securities.

o Co-habitation (domestic partnership): Accounts where the employee is a joint owner, or listed as a beneficiary, are subject to the Code. If the Employee contributes to the maintenance of the household and the financial support of the partner, the partner's accounts and securities are beneficially owned by the employee and are therefore subject to the Code.

o Co-habitation (roommate): Generally, roommates are presumed to be temporary and have no beneficial interest in one another's accounts and securities.

o UGMA/UTMA accounts: If the Employee, or the Employee's spouse, is the custodian for a minor child, the account is beneficially owned by the Employee. If someone other than the Employee, or the Employee's spouse, is the custodian for the Employee's minor child, the account is not beneficially owned by the Employee.

o Transfer On Death accounts ("TOD accounts"): TOD accounts where the Employee becomes the registrant upon death of the account owner are not beneficially owned by the Employee until the transfer occurs (this particular account registration is not common).

o Trusts:

     o If the Employee is the trustee for an account where the beneficiaries are not immediate family members, the position should be reviewed in light of outside business activity (see the Code of Business Conduct) and generally will be subject to case-by-case review for Code applicability.

     o If the Employee is a beneficiary and does not share investment control with a trustee, the Employee is not a beneficial owner until the trust is distributed.

     o If an Employee is a beneficiary and can make investment decisions without consultation with a trustee, the trust is beneficially owned by the Employee.

     o If the Employee is a trustee and a beneficiary, the trust is beneficially owned by the Employee.

     o If the Employee is a trustee, and a family member is beneficiary, then the account is beneficially owned by the Employee.

     o If the Employee is a settlor of a revocable trust, the trust is beneficially owned by the Employee.

     o If the Employee's spouse/domestic partner is trustee and beneficiary, a case-by-case review will be performed to determine applicability of the Code.

o College age children: If an Employee has a child in college and still claims the child as a dependent for tax purposes, the Employee is a beneficial owner of the child's accounts and securities.

o Powers of attorney: If an Employee has been granted power of attorney over an account, the Employee is not the beneficial owner of the account until such time as the power of attorney is activated.

                                                                      Appendix B

                              Reporting Obligations


Note: Employees must submit all required reports using the Code of Ethics system at https://mfs.ptaconnect.com. The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form. The electronic reports on the Code of Ethics system meet the contents requirements listed below in Sections A.1. and B.1.



A.   Initial and Annual Holdings Reports

Employees must file initial and annual holdings reports ("Holdings Reports") as follows.

     1. Content of Holdings Reports

     o The  title,  number  of  shares  and  principal  amount  of each  Covered
     Security;

     o The name of any broker or dealer with whom the Employee maintained an account in which ANY securities were held for the direct or indirect benefit of the Employee; and

     o The date the Employee submits the report.

     2. Timing of Holdings Reports

     o Initial Report - No later than 10 days after the person becomes an Employee. The information must be current as of a date no more than 45 days prior to the date the person becomes an Employee.

     o Annual Report - Annually, and the information must be current as of a date no more than 45 days before the report is submitted.

     3. Exceptions from Holdings Report Requirements

     No holdings report is necessary:

     o For holdings in securities that are not Covered Securities; or

     o For securities held in accounts over which the Access Person had no direct or indirect influence or control.

B.   Quarterly Transaction Reports

Employees must file a quarterly transactions report ("Transactions Report") with respect to:

     (i) any transaction during the calendar quarter in a Covered Security in which the Employee had any direct or indirect beneficial ownership; and

     (ii) any account established by the Employee during the quarter in which ANY securities were held during the quarter for the direct or indirect benefit of the Employee.

Brokerage statements may satisfy the Transactions Report obligation provided that they contain all the information required in the Transactions Report and are submitted within the requisite time period as set forth below.

     1. Content of Transactions Report

          a. For Transactions in Covered Securities

          o The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

          o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          o The price of the Covered Security at which the transaction was effected;

          o The name of the broker, dealer or bank with or through which the transaction was effected; and

          o The date the report was submitted by the Employee.

          b. For Newly Established Accounts Holding ANY Securities

          o The name of the broker, dealer or bank with whom the Employee established the account;

          o The date the account was established; and

          o The date the report was submitted by the Employee.

     2. Timing of Transactions Report

     No later than 30 days after the end of the calendar quarter.

     3. Exceptions from Transactions Report Requirements

     No Transactions Report is necessary:

     o For transactions in securities that are not Covered Securities;

     o With respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; or

     o With respect to transactions effected pursuant to an Automatic Investment Plan.

                                                                       Exhibit A

                                  Exhibit A - 1
                          Specific Country Requirements

           (For MFS Employees Located in Offices Outside of the U.S.)


United Kingdom

The UK Financial Services Authority rules on personal account dealing are contained in Chapter 7.13 if the FSA Conduct of Business Rules Sourcebook ("COBS). Further details of the compliance requirements in relation to COBS are in the MFS International UK Ltd ("MFS UK") Compliance Manual.

As an investment management organization, MFS UK has an obligation to implement and maintain a meaningful policy governing the investment transactions of its employees (including directors and officers). In accordance with COBS 7.13, this policy is intended to minimize conflicts of interest, and the appearance of conflicts of interest, between the employees and clients of MFS UK, as well as to effect compliance with the provisions of part (V) of the Criminal Justice Act 1993, which relates to insider dealing, and part (VIII) of the Financial Services and markets Act 2000, which relates to market abuse and the FSA's Code of Market Conduct. This policy is detailed in the MFS UK Compliance Manual, which should be read in conjunction with this Code.

Under COBS, MFS UK must take reasonable steps to ensure that any investment activities conducted by employees do not conflict with MFS UK's duties to its customers. In ensuring this is, and continues to be, the case, MFS UK must ensure it has in place processes and procedures which enable it to identify and record any employee transactions and permission to continue with any transaction is only given where the requirements of COBS are met.

In addition, in respect of UK-based employees, spread betting on securities is prohibited.

For specific  guidance,  please  contact  Martin  Pannell,  MFS UK's  Compliance
Officer.



Japan

MIMkk, MFS' subsidiary in Japan, and its employees, are under supervision of Japanese FSA and Kantoh Local Financial Bureau as the investment adviser and as the investment trust manager registered in Japan. MIMkk and its employees are regulated by the following, from the viewpoint of the Code:

     o Securities Exchange Law, Article 166 - Prohibited Acts if Insiders;

     o Guideline for Prohibition of Insider Trading by Japan Securities Investment Advisers Association ("JSIAA").

For specific  guidance,  please  contact  Hirata  Yasuyuki,  MIMkk's  Compliance
Officer.

                                                                       Exhibit B

                                  Exhibit B - 1
                   Access Categorization of MFS Business Units



Business Units Designated as "Access Person"

o Management Group

o Risk Management

o Fund Treasury

o GIS

o Internal Audit

o Email Review

o Legal

o MIL

o Compliance

o MFSI

o Investment Services

o Information Technology

o MFD - Dealer Relations

o MFD - Sales Desks

o MFD Field Force

o MFD - Marketing

o RFP & Proposals Center

o ISG

o PPS

o Employees who are members of the Management Committee, the Operations Committee or the Senior Leadership Team

o Employees who have access to Investment Research System, the equity trading system or the fixed income trading system



As of January 1, 2006

                                                                       Exhibit C

           Security Types and Pre-Clearance and Reporting Requirements

(This list is not all inclusive and may be updated from time to time. Contact the Compliance Department for additional guidance.)

------------------------------------------------------ ---------------- -------------------------------------
                 Security Type                         Pre-clearance    Transactions and Holdings
                                                       Required?        Reporting Required?
------------------------------------------------------ ---------------- -------------------------------------
Open-end investment companies which are not            No               No
Reportable Funds
------------------------------------------------------ ---------------- -------------------------------------
Reportable Funds (excluding MFS money market           No               Yes
funds)
------------------------------------------------------ ---------------- -------------------------------------
Closed-end funds (including MFS closed-end             Yes              Yes
funds)
------------------------------------------------------ ---------------- -------------------------------------
Equity securities                                      Yes              Yes
------------------------------------------------------ ---------------- -------------------------------------
Municipal bond securities                              Yes              Yes
------------------------------------------------------ ---------------- -------------------------------------
Corporate bond securities                              Yes              Yes
------------------------------------------------------ ---------------- -------------------------------------
High yield bond securities                             Yes              Yes
------------------------------------------------------ ---------------- -------------------------------------
U.S. Treasury Securities and other obligations         No               No
backed by the good faith and credit of the U.S.
government
------------------------------------------------------ ---------------- -------------------------------------
Debt obligations that are NOT backed by the            Yes              Yes
good faith and credit of the U.S. government
(such as Fannie Mae bonds)
------------------------------------------------------ ---------------- -------------------------------------
Foreign government issued securities                   No               Yes
------------------------------------------------------ ---------------- -------------------------------------
Money market instruments, including commercial         No               No
paper, bankers' acceptances, certificates of
deposit and repurchase agreements, and
short-term fixed income securities with a
maturity of less than one year
------------------------------------------------------ ---------------- -------------------------------------
Private placements (including real estate              No*              Yes
limited partnerships or cooperatives)
------------------------------------------------------ ---------------- -------------------------------------
Options on foreign currency traded on a                No               Yes
national securities exchange
------------------------------------------------------ ---------------- -------------------------------------
Options on foreign currency traded                     No               No
over-the-counter or on futures exchanges
------------------------------------------------------ ---------------- -------------------------------------
Commodities and options and futures on                 No               No
commodities
------------------------------------------------------ ---------------- -------------------------------------
Forwards contracts other than forwards on              No               No
securities
------------------------------------------------------ ---------------- -------------------------------------
Unit investment trusts which are exclusively           No               No
invested in one or more open-end funds, none of
which are Reportable Funds
------------------------------------------------------ ---------------- -------------------------------------
MFS stock and shares of Sun Life of Canada             No               No**
(U.S.) Financial Services Holdings, Inc.
------------------------------------------------------ ---------------- -------------------------------------

------------------------------------------------------ ---------------- -------------------------------------
Sun Life Financial, Inc.                               No               Yes
------------------------------------------------------ ---------------- -------------------------------------
Certain exchange traded funds                          No               Yes

(Click here for list on Compliance intranet
site)
------------------------------------------------------ ---------------- -------------------------------------
Options on certain securities indexes                  No               Yes

(Click here for list on Compliance intranet
site)
------------------------------------------------------ ---------------- -------------------------------------
Options and forwards contracts on securities           Yes              Yes
------------------------------------------------------ ---------------- -------------------------------------


* Note that while transactions in these securities are not required to be pre-cleared using the Code of Ethics Online system, you must obtain prior approval from the Compliance Department before participating in a private placement. See Section IV. B. of the Code of Ethics.

** MFS and Sun Life private stock are considered to be Covered Securities under the terms of this Code. Employees need not report such stock on transactions or holdings reports pursuant to SEC No-Action Letter, Investment Company Institute, November 27, 2000.

                                                                       Exhibit D

                       Private Placement Approval Request

                                  Please Print.

Employee Name:_____________________________

Employee Position:___________________________

MFS Phone Extension:______________________________



Name of Company:_____________________________________________________________

Dollar amount of private placement:_____________________________________________

Dollar amount of your intended investment:______________________________________

Does this company have publicly traded securities?  Yes        No

How were you offered the opportunity to invest in this private placement?______________________________________________________________________

What is the nature of your relationship with the individual or entity?_________________________________________________________________________

Was the opportunity because of your position with MFS?______________________________________________________________________

Would it appear to the SEC or other parties that you are being offered the opportunity to participate in an exclusive, very limited offering as a way to curry favor with you or your colleagues at MFS?_________________________________

Are you inclined to invest in the private placement on behalf of the funds/accounts you manage?

 Yes           No

Would any other MFS funds/accounts want to invest in this private placement?

 Yes           No

Date you require an answer:_____________________________________________________

Attachments:          business summary       prospectus     offering memorandum

Compliance Use Only

 Approved             Denied

_______________________________                      _______________________

Signature                                                              Date

_______________________________                      _______________________

Equity Or Fixed Income Signature                              Date

                                                                       Exhibit E

                    Initial Public Offering Approval Request

                                  Please Print.

Employee Name:_________________________  Employee Position:____________________

MFS Phone Extension:______________________________


Name of Company:________________________________________________________________

Aggregate Dollar amount of IPO:__________        Dollar amount of your intended
investment:_________

Maximum number of shares you intend to purchase?  ______________________________

Is your spouse an employee of the company?

 Yes        No

Is your spouse being offered the opportunity to participate in the IPO solely as a result of his or her employment by the company?

 Yes        No  If no, please explain.       Not Applicable
________________________________________________________________________________

Does the ability to participate in the IPO constitute a material portion of your spouse's compensation for being employed by the company?

 Yes        No     Not Applicable

Could it appear to the SEC or other parties that you (or your spouse) are being offered the opportunity to participate in the IPO because of your position at MFS or as a way to curry favor with MFS?

 Yes        No  If yes, please explain:
________________________________________________________________________________

Are the IPO shares being offered to your spouse as part of a separate pool of shares allocable solely to company employees?

 Yes        No     Not Applicable

Are such shares part of a so-called "friends and family" allocation?

 Yes        No

If your spouse chooses not to participate in the IPO, will the shares that your spouse chooses not to purchase be re-allocated to the general public or to other company insiders?

 General Public    Other Company Insiders    Not Applicable

If you are a portfolio manager, are the funds/accounts you manage likely to participate in the IPO?

 Yes        No

If you are a portfolio manager, are you aware of other funds/account that would be likely to participate in the IPO?

 Yes        No

Are there any other relevant facts or issues that MFS should be aware of when considering your request?

 Yes        No  If yes, please explain:

________________________________________________________________________________
________________________________________________________________________________

Date you require an answer: _________________, ________. (Note: because IPO approval requests often require additional information and conversations with the company and the underwriters, MFS needs at least three full business days to consider such requests.)

Name and address of IPO lead underwriter, and contact person (if available):

________________________________________________________________________________

Attachments:    offering  memorandum    underwriters' agreement  other materials
describing eligibility to participate in IPO.



Compliance Use Only

 Approved             Denied

___________________________________         ____________________________________
Signature                                   Date

___________________________________         ____________________________________
Equity Or Fixed Income Signature            Date


                                       E-2